AMENDMENT NO. 10 TO
AMENDED AND RESTATED AGREEMENT
AND DECLARATION OF TRUST
OF AMERICAN CENTURY MUNICIPAL
TRUST


	THIS AMENDMENT NO. 10 TO
AMENDED AND RESTATED AGREEMENT
AND DECLARATION OF TRUST ("Declaration
of Trust") is made as of the 29th day of March, 2016, by the Trustees hereunder.

	WHEREAS, the Board of Trustees have
determined that it is in the best interests of American Century Municipal Trust (the "Trust") to eliminate the B Class of Shares of High-Yield
Municipal Fund and Long-Term Tax-Free Fund;

      WHEREAS, the New York Tax-Free Fund
was liquidated in accordance with a Plan of Liquidation, effective May 3, 2013; and

      WHEREAS, pursuant to Article VIII,
Section 8 of the Declaration of Trust, the Trustees wish to amend the Declaration of Trust as follows.

	NOW, THEREFORE, BE IT
RESOLVED, that Schedule A of the Declaration of Trust is hereby amended to reflect such actions by deleting the text thereof in its entirety and inserting in lieu therefore the Schedule A attached hereto;
and

      FURTHER RESOLVED, the Declaration
of Trust is hereby amended by deleting the present
Section 3 of Article VI and inserting in lieu thereof the following:

SECTION 3.  REDEMPTIONS AT THE
OPTION OF THE TRUST
The Trust shall have the right at its
option and at any time to redeem
Shares of any Shareholder at the net
asset value thereof as described in
Section 1 of this Article VI if: (i) the value of such shares in the account of such Shareholder is less than minimum investment amounts applicable to that account as set forth in the Trust's then-current registration statement under the 1940
Act; (ii) the Shareholder fails to
furnish the Trust with the holder's
correct taxpayer identification
number or social security number
and to make such certifications with
respect thereto as the Trust may
require; (iii) such Shareholder fails
to meet or maintain the qualifications
for ownership of a particular series
or class; or (iv) the Trustees
determine, in their sole discretion,
that the ownership of Shares by one
or more Shareholders is not in the
best interests of the remaining
Shareholders of the Trust or of the
applicable series or class. Provided,
however, that any such redemptions
shall be subject to such further terms
and conditions as the Trustees may
from time to time adopt.





IN WITNESS WHEREOF, a majority of
the Trustees do hereto set their hands as of the date first referenced above.

Trustees of the American Century Municipal Trust



/s/ Tanya S. Beder
	/s/ Jeremy I. Bulow
Tanya S. Beder
	Jeremy I. Bulow


/s/ Ronald J. Gilson
	/s/ Frederick L.A. Grauer
Ronald J. Gilson
	Frederick L.A. Grauer


/s/ Peter F. Pervere
	/s/ Jonathan S. Thomas
Peter F. Pervere
	Jonathan S. Thomas


/s/ John B. Shoven
John B. Shoven





SCHEDULE A

American Century Municipal Trust


Pursuant to Article III, Section 6, the Trustees hereby establish and designate the following
Series as Series of the Trust (and the Classes thereof), with the relative rights and preferences as described in Section 6:


Series
Class
Date of Establishment



Tax-Free Money Market Fund
Investor
07/31/1984



Intermediate-Term Tax-Free Bond
Fund
Investor
07/31/1984

Institutional
12/17/2002



High-Yield Municipal Fund
Investor
12/15/1997

A Class
05/08/2002

C Class
05/01/2001



Long-Term Tax-Free Fund
Investor
12/12/2005

Institutional
12/12/2005

A Class
12/12/2005

C Class
12/12/2005








This Schedule A shall supersede any previously adopted
Schedule A to the Declaration of Trust.